Exhibit 99.1

News For Immediate Release

Memorial Production Partners LP Announces Pricing of Public Offering of Common Units

HOUSTON, TEXAS, October 2, 2013—Memorial Production Partners LP (NASDAQ: MEMP) announced today the pricing of its public offering of 14,500,000 common units representing limited partner interests in MEMP at a price to the public of $19.90 per unit. MEMP has granted the underwriters a 30-day option to purchase up to an additional 2,175,000 common units. The offering is expected to close on October 8, 2013, subject to customary closing conditions.

MEMP intends to use the net proceeds from the offering, including its general partner’s proportionate capital contribution and after deducting underwriting discounts but before offering expenses, of approximately $277.6 million (or approximately $319.2 million if the underwriters exercise their option to purchase additional units in full) to repay a portion of the outstanding borrowings under its revolving credit facility.

BofA Merrill Lynch, Barclays, Citigroup, Goldman, Sachs & Co., J.P. Morgan, Raymond James, RBC Capital Markets, UBS Investment Bank, and Wells Fargo Securities are acting as joint book-running managers for the offering. Oppenheimer, Sanders Morris Harris, MLV & Co., and Wunderlich Securities are acting as co-managers for the offering.

This offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the prospectus supplement and accompanying prospectus relating to this offering may be obtained from the offices of:

BofA Merrill Lynch

Attention: Prospectus Department

222 Broadway

New York, NY 10038

Email: dg.prospectus_requests@baml.com

Barclays

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Email: Barclaysprospectus@broadridge.com

Telephone: (888) 603-5847

Citigroup

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Email: BATProspectusdept@citi.com

Telephone: (800) 831-9146

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Email: prospectus-ny@ny.email.gs.com

Telephone: (866) 471-2526

J.P. Morgan

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (866) 803-9204

Raymond James

Attn: Equity Syndicate

880 Carillon Parkway

St. Petersburg, FL 33716

Email: prospectus@raymondjames.com

Telephone: (800) 248-8863

RBC Capital Markets

Attention: Equity Syndicate

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281

Telephone: (877) 822-4089

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-6444

Wells Fargo Securities

Attention: Equity Syndicate Dept.

375 Park Avenue

New York, NY 10152

Email: cmclientsupport@wellsfargo.com

Telephone: (800) 326-5897

An electronic copy of the prospectus supplement and accompanying prospectus may also be obtained at no charge at the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying prospectus, each of which is part of an effective shelf registration statement filed by MEMP with the SEC.

Memorial Production Partners LP is a publicly traded partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. MEMP’s properties consist of mature, legacy oil and natural gas reservoirs. MEMP is headquartered in Houston, Texas. For more information, visit www.memorialpp.com.

Forward-Looking Statements

This press release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements, such as statements regarding MEMP’s ability to close the offering successfully and to use the net proceeds as indicated above. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause MEMP’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read MEMP’s filings with the SEC for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Contact

Memorial Production Partners LP

Ronnetta Eaton - Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com